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                                                                   EXHIBIT 1.03

                                                                  EXECUTION COPY

                        ALLIED WASTE NORTH AMERICA, INC.
                 EACH ENTITY LISTED ON SCHEDULE A, AS GUARANTORS

                                  $450,000,000
                          7-7/8% Senior Notes due 2013









                             UNDERWRITING AGREEMENT
                                  April 4, 2003


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                                    UNDERWRITING AGREEMENT

J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
 Deutsche Bank Securities Inc.,
 as Representatives of the several Underwriters
 c/o J.P. Morgan Securities Inc.
270 Park Avenue
 New York, New York  10017

Ladies and Gentlemen:

      Allied Waste North America, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the underwriters named in Schedule B annexed hereto (the "UNDERWRITERS"), for whom you are acting as representative(s) (the "REPRESENTATIVES"), $300,000,000 in aggregate principal amount of its 7-7/8% Senior Notes due 2013 (the "NOTES"), subject to the terms and conditions set forth herein. The Notes are to be issued pursuant to a Series Supplement (the "SUPPLEMENT"), to be dated as of the Closing Date (as defined below), to an indenture (collectively with the Supplement, the "INDENTURE"), dated December 23, 1998, among the Company, the Guarantors (as defined below) and U.S. Bank National Association (the "TRUSTEE").

      The Notes will be guaranteed (the "GUARANTEES") by Allied Waste Industries, Inc., a Delaware corporation ("ALLIED"), and each of the entities listed on Schedule A hereto (each, including Allied, a "GUARANTOR" and, collectively, the "GUARANTORS").

      The Notes will be secured by a first priority lien on: (i) all the capital stock of all of Browning-Ferris Industries, Inc.'s ("BFI") domestic Restricted Subsidiaries and certain other wholly-owned subsidiaries of Allied (the "DOMESTIC PLEDGED STOCK"); (ii) 65% of the capital stock of all of BFI's foreign Restricted Subsidiaries (the "FOREIGN PLEDGED STOCK") and (iii) all tangible and intangible assets (other than real property) currently owned by BFI and all of BFI's domestic Restricted Subsidiaries and certain other wholly-owned subsidiaries of Allied (collectively, the "ASSETS" and, along with the Domestic Pledged Stock and the Foreign Pledged Stock, the "COLLATERAL"). BFI and its subsidiaries that own the Collateral (the "GRANTOR SUBSIDIARIES") entered into an amendment on January 25, 2001 to the Shared Collateral Pledge Agreement, dated July 30, 1999, among the Company, BFI, the Grantor Subsidiaries and the Collateral Trustee (as amended, the "SHARED COLLATERAL PLEDGE AGREEMENT"), an amendment on January 25, 2001 to the Shared Collateral Security Agreement, dated July 30, 1999, among the Company, BFI, the Grantor Subsidiaries and the Collateral Trustee (as amended, the "SHARED COLLATERAL SECURITY AGREEMENT") and an amendment on January 25, 2001 to the Collateral Trust Agreement, dated July 30, 1999, among the Company, BFI, the Grantor Subsidiaries and the Collateral Trustee (as amended, the "COLLATERAL TRUST AGREEMENT" and, along with the Shared Collateral Pledge Agreement and Shared Collateral Security Agreement, the "SHARED COLLATERAL AGREEMENTS"). The Company and Allied entered into an amendment on


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December 17, 2002 (the "AMENDMENT"), to the credit agreement, dated as of July
21, 1999, among the Company, Allied, the lenders party thereto, JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as administrative agent and the collateral trustee. The Amendment, together with the Shared Collateral Agreements, provides for the grant by BFI and the Grantor Subsidiaries to the Collateral Trustee for the ratable benefit of the Holders of the Notes of a security interest in the Collateral.

      This Agreement, the Indenture, the Notes, the Guarantees and the Shared Collateral Agreements are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

      The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "ACT"), with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3, as amended (File No. 333-101607), including a prospectus, relating to the Notes, which incorporates by reference documents which Allied or the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "EXCHANGE ACT"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of a preliminary prospectus and the documents incorporated by reference therein (together, a "PRELIMINARY PROSPECTUS") relating to the Notes. Except where the context otherwise requires, the registration statement, as amended at the time of this Agreement, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "REGISTRATION STATEMENT," and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "PROSPECTUS." As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

1.    AGREEMENTS TO SELL AND PURCHASE.

      On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amounts of the Notes set forth opposite the name of such Underwriter on Schedule B hereto at a purchase price equal to 98.25% of the principal amount thereof (the "PURCHASE PRICE"). The public offering price is not in excess of the price recommended by UBS Warburg LLC ("UBS WARBURG"), acting in its capacity as a "qualified independent underwriter" within the meaning of Rule 2720 ("RULE 2720") of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "QIU"). The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective

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portions of the Notes as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.

2.    DELIVERY AND PAYMENT.

      (a) Delivery of, and payment of the Purchase Price for, the Notes shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on April 9, 2003 or at such other time on the same date or such other date as shall be agreed upon by the Underwriters and the Company in writing. The time and date of such delivery and the payment for the Notes are herein called the "CLOSING DATE."

      (b) One or more of the Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "GLOBAL NOTES"), shall be delivered by the Company to the Underwriters (or as the Underwriters direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Underwriters of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Notes shall be made available to the Underwriters for inspection not later than 12:00 p.m., New York City time, on the business day immediately preceding the Closing Date.

3.    AGREEMENTS OF THE COMPANY AND THE GUARANTORS.

      Each of the Company and the Guarantors hereby agrees with the Underwriters as follows:

      (a) To file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b).

      (b) To advise the Representatives promptly and, if requested by the Representatives, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Notes for offering or sale in any jurisdiction designated by the Representatives pursuant to Section 3(h) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose, and (ii) of the happening of any event during the period referred to in Section 3(f) below that makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Company and the Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of the Notes under any state securities or Blue Sky laws, the Company and the

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Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

      (c) To furnish the Underwriters and those persons identified by the Underwriters to the Company, as many copies of the Prospectus, and any amendments or supplements thereto, as the Underwriters may from time to time reasonably request for the time period specified in Section 3(f); in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Notes, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use of the Prospectus, and any amendments and supplements thereto required pursuant hereto, by the Underwriters in connection with the offering and sale of the Notes.

      (d) If it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the offering of the Notes may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment to the Registration Statement has become effective.

      (e) To advise you promptly and, if requested by you, confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

      (f) During such period as a prospectus is required to be delivered under the Act in connection with the offering and sale of the Notes by the Underwriters, (i) to advise you promptly and, if requested by you, to confirm such advice in writing, of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing and (ii) to prepare promptly upon the reasonable request of any of the Representatives, any amendment or supplement to the Registration Statement or the Prospectus which in the reasonable opinion of the counsel for the Underwriters is believed to be necessary under the Act.

      (g) To advise you promptly, during the period referred to in Section 3(f) above, if any event shall occur or condition shall exist as a result of which, it becomes necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, and forthwith to prepare and file with the Commission an

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appropriate amendment or supplement to such Registration Statement or Prospectus so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Registration Statement or Prospectus will comply with applicable law, and to furnish to the Underwriters and such other persons as the Underwriters may designate such number of copies thereof as the Underwriters may reasonably request.

      (h) Prior to the sale of the Notes as contemplated hereby, to cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Notes for offer and sale to the Underwriters under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to continue such registration or qualification in effect so long as required and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor the Guarantors shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the offering and sale of the Notes, in any jurisdiction in which it is not now so subject.

      (i) Subject to Section 3(f) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company and the Guarantors with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes.

      (j) If necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act prior to 10 a.m. New York City time on the business day following the date of this Agreement.

      (k) To make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period.

      (l) If requested by you, to furnish to you one copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters.

      (m) To the extent not otherwise available on EDGAR (as defined in Regulation S-T), to furnish to you promptly and, upon request, to each of the other Underwriters (i) for a period of five years from the date of this Agreement (x) copies of any reports or other communications which the Company or the Guarantors shall send to their stockholders or shall from time to time publish or publicly disseminate, (y) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission and (z) copies of documents or reports filed with any

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national securities exchange on which any class of securities of the Company or the Guarantors is listed and (ii) for the period referenced in Section 3(f) above such other information as you may reasonably request regarding the Company and the Guarantors.

      (n) To apply the net proceeds from the sale of the Notes in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

      (o) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Notes to the Underwriters and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement, the Preliminary Prospectus, the Prospectus, and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Underwriters and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes, (iv) all expenses in connection with the registration or qualification of the Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Notes and the Guarantees, (vi) the fees and expenses of the Trustee and the reasonable fees and disbursements of the Trustee's counsel in connection with the Indenture, the Notes and the Guarantees, (vii) the costs and charges of any transfer agent, paying agent, registrar and/or depositary (including DTC), (viii) any fees charged by rating agencies for the rating of the Notes, (ix) the fees and expenses of the QIU in connection with the offering of the Notes and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as specifically provided in this Section, and Sections 5 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

      (p) To obtain the approval of DTC for "book entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

      (q) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Guarantees (other than (i) the Notes and the Guarantees and (ii)

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commercial paper issued in the ordinary course of business), without the prior written consent of the Representatives.

      (r) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Guarantees.

      (s) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

4.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE
      GUARANTORS.

      As of the date hereof, each of the Company and the Guarantors represents and warrants to, and agrees with, the Underwriters that:

      (a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge after due inquiry, are threatened by the Commission; the Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act; the Registration Statement complied when it became effective, complies and will comply, on the Closing Date, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and on the Closing Date, in all material respects with the requirements of the Act; the conditions to the use of Form S-3 have been satisfied; the Registration Statement did not when it became effective, does not and will not, on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or the Prospectus; the documents incorporated by reference in the Preliminary Prospectus, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Act or the Exchange Act as applicable; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Notes other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

      (b) Each of Allied and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, and each is duly

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qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of Allied and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

      (c) All outstanding shares of capital stock of Allied and the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

      (d) The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of Allied. All of the outstanding shares of capital stock of each of the subsidiaries of Allied have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by Allied, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN"), except for (i) Liens disclosed in the Registration Statement or the Prospectus, (ii) Liens to be created in connection with the issuance of the Notes and (iii) such other Liens which could not reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company (other than Saguaro National Insurance Company, Global Indemnity Assurance Company, Commercial Reassurance Limited and Allied Receivables Funding Incorporated) will be a "RESTRICTED SUBSIDIARY" within the meaning of the Indenture.

      (e) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

      (f) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights and remedies generally and (ii) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies (whether such principles are considered in a proceeding at law or equity). On the Closing Date, the Indenture will conform in all material respects to the requirements of, and shall be duly qualified under, the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

      (g) The Notes have been duly authorized and, on the Closing Date, will have been duly and validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium

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and other laws affecting creditors' rights and remedies generally and (ii)
general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies (whether such principles are considered in a proceeding at law or equity). On the Closing Date, the Notes will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

      (h) The Guarantee to be endorsed on the Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights and remedies generally and (ii) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies (whether such principles are considered in a proceeding at law or equity). On the Closing Date, the Guarantees to be endorsed on the Notes will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

      (i) The Shared Collateral Agreements have been duly authorized, executed and delivered by the Company, BFI and the Grantor Subsidiaries and, assuming the due execution and delivery of the Amendment by each of the parties thereto other than the Company and Allied, are valid and binding obligations of the Company, BFI and the Grantor Subsidiaries with respect to the Notes, enforceable against the Company, BFI and the Grantor Subsidiaries, as applicable, in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principals of general applicability. On the Closing Date, the Shared Collateral Agreements will conform in all material respects to the description thereof in the Registration Statement and the Prospectus.

      (j) The Amendment, together with the Shared Collateral Agreements, assuming due execution and delivery by each of the parties thereto other than the Company and Allied, creates a valid security interest in favor of the Collateral Trustee for the benefit of the Holders of the Notes in that portion of the Collateral described in Section 2.01 of the Shared Collateral Security Agreement and in that portion of the collateral described in Section 2 of the Shared Collateral Pledge Agreement in which a valid security interest may be created under Article 9 of the UCC of the State of New York.

      (k) The Amendment has been duly authorized, executed and delivered by the Company.

      (l) Neither Allied nor any of its subsidiaries is (x) in violation of its respective charter or by-laws or (y) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other


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agreement or instrument to which Allied or any of its subsidiaries is a party or by which Allied or any of its subsidiaries or their respective property is bound, which violation or default, in the case of this clause (y), could reasonably be expected to have a Material Adverse Effect.

      (m) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each of the Guarantors with all provisions hereof and thereof, the issuance and sale of the Notes and the consummation of the transactions contemplated hereby, thereby and by the Registration Statement and the Prospectus will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (other than registration of the Notes under the Act, which has been or will be effected, and except such as may be required under the securities or Blue Sky laws of the various states or under the rules and regulations of the NASD), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Allied or any of its subsidiaries,
(iii) conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument to which Allied or any of its subsidiaries is a party or by which Allied or any of its subsidiaries or their respective property is bound, or, in the case of this clause (iii), which violation or default could reasonably be expected to have a Material Adverse Effect, (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Allied or any of its subsidiaries or their respective property, which violation or conflict could reasonably be expected to have a Material Adverse Effect, (v) other than Liens securing the Notes, result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Allied or any of its subsidiaries is a party or by which Allied or any of its subsidiaries or their respective property is bound which Lien could reasonably be expected to have a Material Adverse Effect, or (vi) result in the termination, suspension or revocation of any Authorization (as defined below) of Allied or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization which termination, suspension or revocation could reasonably be expected to have a Material Adverse Effect.

      (n) Except as set forth in the Registration Statement and the Prospectus, no person (i) has the right to act as an underwriter or as a financial advisor to the Company or any Guarantor in connection with the offer and sale of the Notes, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Notes as contemplated thereby or otherwise; or (ii) has the right, contractual or otherwise, to cause the Company or any Guarantor to register under the Act any securities of the Company or any Guarantor, or to include any such securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Notes as contemplated thereby or otherwise.

      (o) Except as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened to which Allied or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the

Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

      (p) Except as set forth in the Registration Statement and the Prospectus, neither Allied nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), or any provisions of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

      (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

      (r) Each of Allied and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of Allied and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

      (s) The accountants, PricewaterhouseCoopers LLP, who have certified the consolidated financial statements and supporting schedules as of December 31, 2002 and December 31, 2001 and for each of the two years in the period ended December 31, 2002, included and incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange Act, and Arthur Andersen LLP, who have certified the consolidated financial statements for the year ended December 31, 2000, included and incorporated by reference in the Offering Memorandum, were, at the time of the certification, independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange Act.

      (t) The historical financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Allied and its subsidiaries on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in compliance with the requirements of the Act and in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; there are no financial statements that are required to be included in the Registration Statement and the Prospectus that are not included as required; and Allied and its subsidiaries do not have any liabilities or obligations, direct or contingent (including any off-balance sheet obligations) that would result in a Material Adverse Effect, not disclosed in the Registration Statement and the Prospectus.

      (u) Neither Allied nor the Company is, and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Prospectus, neither of them will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

      (v) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor or any securities of the Company or any Guarantor.

      (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), other than as set forth in the Registration Statement or the Prospectus, (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of Allied and its subsidiaries, taken as a whole, (ii) there has not occurred any transaction which is material to Allied and its subsidiaries, taken as a whole, (iii) there has not been any change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of Allied or any of its subsidiaries,
(iv) neither Allied nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

      (x) Allied and each of its subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all Liens, except for (i) Liens disclosed in the Registration Statement or the Prospectus and (ii) such other Liens which could not reasonably be expected to have a Material Adverse Effect; all the property described in the Registration Statement and the Prospectus as being held under lease by Allied or a subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

      (y) Neither Allied nor any of its subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to Allied's knowledge after due inquiry, threatened against Allied or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to Allied's knowledge after due inquiry, threatened against Allied or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of Allied or any of its subsidiaries, and (ii) to Allied's knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of Allied or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of Allied or any of its subsidiaries.

      (z) Allied maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (aa) Allied has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange
Act); such disclosure controls and procedures are designed to ensure that material information relating to Allied, including its consolidated subsidiaries, is made known to the Allied's Chief Executive Officer and its Chief Financial Officer by others within those entities; the Allied's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect Allied's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Allied's internal controls; any material weaknesses in internal controls have been identified for the Allied's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

      (bb) The operations of Allied and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Allied or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened that would have a Material Adverse Effect.

      (cc) Neither Allied nor any of its subsidiaries nor, to the knowledge of Allied, any director, officer, agent, employee or affiliate (as defined in Rule 405 of Regulation C of the Act) of Allied or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and Allied will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

      (dd) Neither Allied nor any of its subsidiaries nor, to Allied's knowledge after due inquiry, any employee or agent of Allied or its subsidiaries has made any payment of funds of Allied or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

      (ee) Neither Allied nor the Company have knowledge, after due inquiry, of any affiliations or associations between any member of the NASD and any of Allied's or the Company's officers, directors or 5% or greater securityholders, as the case may be, except as set forth in the Registration Statement and the Prospectus.

      (ff) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to the Underwriters as to the matters covered thereby.

      (gg) All indebtedness of the Company and the Guarantors that will be repaid with the proceeds of the issuance and sale of the Notes was incurred, and the indebtedness represented by the Notes is being incurred, for proper purposes and in good faith and each of the Company and the Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) able to pay their respective debts as they mature.

      (hh) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of this Agreement, any of the Operative Documents, the issuance of the Notes or the Guarantees, or suspends the sale of the Notes or the Guarantees in any jurisdiction referred to in Section 3(h); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Notes or the Guarantees in any jurisdiction referred to in Section 3(h).

      The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Company and the Guarantors and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

5.    INDEMNIFICATION.

      (a) The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, its officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company becoming effective after the date of this Agreement) or in a Prospectus (the term Prospectus for the purpose of this Section 5 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or caused by any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Underwriter furnished in writing to the Company by such Underwriter for use in such Registration Statement or such Prospectus.

      The Company and each of the Guarantors also agree, jointly and severally, to indemnify the QIU, its affiliates, directors, its officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) incurred as a result of the QIU's participation as a "qualified independent underwriter" within the meaning of Rule 2720 in connection with the offering of the Notes; provided that the foregoing indemnity will not, as to any such person, apply to losses, claims, damages, liabilities or judgments to the extent they are found in a final, non-appealable adjudication of a court of competent jurisdiction to have resulted from such person's willful misconduct or gross negligence.

      (b) The Underwriters, severally and not jointly, agree to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers who have signed the Registration Statement and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or a Prospectus. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page of the Prospectus regarding delivery of the Notes and (ii) under the heading "Underwriting," the third and sixth paragraphs in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

      (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 5(a) or 5(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 5(a) and 5(b), the Underwriters shall not be required to assume the defense of such action pursuant to this Section 5(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Underwriters). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to the second paragraph of 5(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their officers, directors and affiliates and such control persons of the Underwriters, the indemnifying person shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU, its officers, directors and affiliates and all persons, if any, who control the QIU within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act. Such firm shall be designated in writing by J.P. Morgan Securities Inc. ("JPMORGAN"), in the case of the parties indemnified pursuant to Section

5(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 5(b), and by the QIU, in the case of a firm engaged pursuant to the proviso in the preceding sentence. The indemnifying party shall not be obligated to indemnify and hold harmless any indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected without the indemnifying party's written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

      (d) To the extent the indemnification provided for in this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters or the QIU, as the case may be, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause 5(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 5(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters or the QIU, as the case may be, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters or the QIU, as the case may be, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters or the fee, if any, to be received by the QIU, as the case may be, bear to the total price to investors of the Notes, in each case as set forth in this Agreement. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters or the QIU, as the case may be, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Underwriters or the QIU, as the case may be, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Guarantors, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation even if the Underwriters were treated as one entity for such purpose or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of the Notes purchased by each of the Underwriters hereunder and not joint.

      (e) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

6.    CONDITIONS OF UNDERWRITER'S OBLIGATIONS.

      The obligations of the Underwriters to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

      (a) All the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

      (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act and (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended negative change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization.

      (c) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 3(a) of this Agreement and no amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

      (d) Prior to the Closing Date, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

      (e) Between the time of execution of this Agreement and the Closing Date, other than as set forth in the Registration Statement or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of Allied and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of Allied or any of its subsidiaries and (iii) neither Allied nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 6(e)(i), 6(e)(ii) or 6(e)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

      (f) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company and each of the Guarantors, confirming the matters set forth in Sections 6(a) and 6(b) of this Agreement and stating that (i) they have reviewed the Registration Statement and the Prospectus and (ii) that each of the Company and the Guarantors has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

      (g) You shall have received on the Closing Date, an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Latham & Watkins LLP, counsel for the Company and the Guarantors, in the form previously agreed to by Latham & Watkins LLP and counsel for the Underwriters and an opinion of Steven Helm, Vice President and General Counsel of the Company, in the form previously agreed to by the Company and counsel for the Underwriters. In addition, you shall have received opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of counsel to the Company and the Guarantors (satisfactory to you and counsel for the Underwriters) as to such matters as you may reasonably request with respect to Guarantors organized outside the states of New York and Delaware which are identified as Significant Subsidiaries (within the meaning of Rule 1-02 of Regulation S-X under the Act) in an officer's certificate addressed to you and dated the Closing Date.

      The opinion of Latham & Watkins LLP described in Section 6(g) above shall be rendered to you at the request of the Company and the Guarantors and shall so state therein.

      (h) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Cravath, Swaine & Moore, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

      (i) The Underwriters shall have received, at the time this Agreement is executed and at the Closing Date, letters dated, respectively, the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters from PricewaterhouseCoopers LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Underwriters with respect to the financial statements and certain financial information contained and incorporated by reference in the Registration Statement and the Prospectus.

      (j) The Underwriters shall have received a counterpart, conformed as executed, of the Indenture, including all supplements thereto relating to the Notes, which shall have been entered into by the Company, the Guarantors and the Trustee.

      (k) Neither the Company nor the Guarantors shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantors, as the case may be, at or prior to the Closing Date.

      (l) If applicable, a registration statement filed pursuant to Rule 462(b) under the Act shall have become effective by 10:00 a.m. New York City time on the business day following the date of this Agreement.

7.    EFFECTIVENESS OF AGREEMENT AND TERMINATION.

      This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

      The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of JPMorgan if (x) since the time of the execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto), there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of Allied and its subsidiaries taken as a whole, which would, in JPMorgan's judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto), or (y) there shall have occurred: (i) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in JPMorgan's judgment, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the public offering or the delivery of the Notes, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in JPMorgan's judgment materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of Allied and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, (vi) any change in United States or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in JPMorgan's judgment, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market or (vii) any major disruption of settlements of securities or clearance services in the United States.

      Subject to Section 6 hereof and the second paragraph of this Section 7, if any one or more of the Underwriters shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date and the aggregate amount of the Notes which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Notes which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Notes which any Underwriter has agreed to purchase pursuant to Section 1 hereof be increased pursuant to this Section 7 by an amount in excess of one-ninth of such principal amount of the Notes without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased by all Underwriters and arrangements satisfactory to the Underwriters and the Company for purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

      The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule B.

8.    NOTICES.

      Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, AZ 85260, (480) 627-2700 and (ii) if to the Underwriters, c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, N.Y. 10017, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

9.    SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS.

      The respective indemnities, contribution agreements, representations and warranties and agreements of the Company, the Guarantors and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive the issuance and delivery of the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers, directors or affiliates of the Underwriters, any person who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, any Guarantor, the officers who sign the Registration Statement or directors of the Company or any Guarantor, or any person who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

      If for any reason the Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 7), the Company and each Guarantor agree, jointly and severally, to reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company and the Guarantors shall be liable for all expenses which they have agreed to pay pursuant to Section 3(o) hereof. The Company and each Guarantor also agree, jointly and severally, to reimburse the Underwriters and its officers, directors and each person, if any, who controls the Underwriters within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act for any and all reasonable fees and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 5).

10.   SUCCESSORS AND ASSIGNS.

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Underwriters merely because of such purchase.

11.   PERSONS ENTITLED TO BENEFIT OF AGREEMENT.

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 5 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.   GOVERNING LAW.

      This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

13.   COUNTERPARTS.

      This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

14.   QUALIFIED INDEPENDENT UNDERWRITER

      (a) The Company hereby confirms its engagement of the services of the QIU as, and the QIU hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 with respect to the offering and sale of the Notes.

      (b) The QIU hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Notes as described in the Prospectus:

            (i) The QIU constitutes a "qualified independent underwriter" within the meaning of Rule 2720;

            (ii) The QIU has conducted due diligence in respect thereto;

            (iii) The QIU has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

            (iv) The QIU recommends, as of the date of the execution and delivery of this Agreement, that the yield on the Notes shall not be lower than 7-7/8% (corresponding to an initial public offering pace of 100.00%); and

            (v) Subject to the provisions of Section 5 hereof, the QIU will furnish to the Underwriters on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

            (c) The QIU hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the QIU will render services as a "qualified independent underwriter" within the meaning of Rule 2720 with respect to the offering and sale of the Notes as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Notes as described in the Prospectus (including those described in subsection (b) above).

            (d) The Company and the QIU agree that the QIU will provide its services in its capacity as QIU hereunder for a fee of $100,000.

            (e) The QIU hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 3 hereof.

            Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Underwriters.


                                                Very truly yours,

                                                ALLIED WASTE NORTH AMERICA, INC.


                                                By:_____________________________
                                                   Thomas P. Martin
                                                   Treasurer



                                                ALLIED WASTE INDUSTRIES, INC.


                                                By:_____________________________
                                                   Thomas P. Martin
                                                   Treasurer


                                                EACH ENTITY LISTED ON SCHEDULE
                                                A, as Guarantors.


                                                By:_____________________________
                                                   Thomas P. Martin
                                                   Treasurer


                       [SIGNATURES CONTINUE ON NEXT PAGE]

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the date first above written by J.P. Morgan
Securities Inc. on behalf of the Underwriters.

J.P. MORGAN SECURITIES INC.


By:____________________________
   Name:
   Title:

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written by UBS Warburg
LLC, solely in its capacity as a
"qualified independent underwriter" within the meaning of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc.

UBS WARBURG LLC


By:____________________________
   Name:
   Title:


By:____________________________
   Name:
   Title:

                                   SCHEDULE A

                                   Guarantors

                                  CORPORATIONS

Name of Company                                        State of Incorporation
---------------                                        ----------------------
AAWI, Inc.                                             Texas
Action Disposal, Inc.                                  Texas
Adrian Landfill, Inc.                                  Michigan
ADS, Inc.                                              Oklahoma
ADS of Illinois, Inc.                                  Illinois
Agri-tech, Inc. of Oregon                              Oregon
Alabama Recycling Services, Inc.                       Alabama
Albany-Lebanon Sanitation, Inc.                        Oregon
Alaska Street Associates, Inc.                         Washington
Allied Acquisition Pennsylvania, Inc.                  Pennsylvania
Allied Acquisition Two, Inc.                           Massachusetts
Allied Enviro Engineering, Inc.                        Texas
Allied Enviroengineering, Inc.                         Delaware
Allied Nova Scotia, Inc.                               Delaware
Allied Waste Alabama, Inc.                             Delaware
Allied Waste Company, Inc.                             Delaware
Allied Waste Hauling of Georgia, Inc.                  Georgia
Allied Waste Holdings (Canada) Ltd.                    Delaware
Allied Waste Industries, Inc. *                        Delaware
Allied Waste Industries (Arizona), Inc.                Arizona
Allied Waste Industries (New Mexico), Inc.             New Mexico
Allied Waste Industries (Southwest), Inc.              Arizona
Allied Waste Industries of Georgia, Inc.               Georgia
Allied Waste Industries of Illinois, Inc.              Illinois
Allied Waste Industries of Northwest Indiana, Inc.     Indiana
Allied Waste Industries of Tennessee, Inc.             Tennessee
Allied Waste Landfill Holdings, Inc.                   Delaware
Allied Waste of California, Inc.                       California
Allied Waste of Long Island, Inc.                      New York
Allied Waste of New Jersey, Inc.                       New Jersey
Allied Waste Rural Sanitation, Inc.                    Delaware
Allied Waste Services, Inc.                            Texas
Allied Waste Systems Holdings, Inc.                    Delaware
Allied Waste Systems, Inc. *                           Delaware
Allied Waste Systems (Texas) Inc.                      Texas
Allied Waste Transportation, Inc. *                    Delaware

Name of Company                                        State of Incorporation
---------------                                        ----------------------
American Disposal Services, Inc.                       Delaware
American Disposal Services of Illinois, Inc.           Delaware
American Disposal Services of Kansas, Inc.             Kansas
American Disposal Services of Missouri, Inc.           Oklahoma
American Disposal Services of New Jersey, Inc.         Delaware
American Disposal Services of West Virginia, Inc.      Delaware
American Disposal Transfer Services of Illinois, Inc.  Delaware
American Materials Recycling Corp.                     New Jersey
American Sanitation, Inc.                              Idaho
American Transfer Company, Inc.                        New York
Apache Junction Landfill Corporation                   Arizona
Area Disposal Inc.                                     Illinois
Atlantic Waste Holding Company, Inc.                   Massachusetts
Attwoods of North America, Inc.                        Delaware
Automated Modular Systems, Inc.                        New Jersey
Autoshred, Inc.                                        Missouri
AWIN Leasing Company, Inc.                             Delaware
AWIN Management, Inc.                                  Delaware
Belleville Landfill, Inc.                              Missouri
BFI Atlantic, Inc.                                     Delaware
BFI Energy Systems of Albany, Inc.                     Delaware
BFI Energy Systems of Boston, Inc.                     Massachusetts
BFI Energy Systems of Delaware County, Inc.            Delaware
BFI Energy Systems of Essex County, Inc.               New Jersey
BFI Energy Systems of Hempstead, Inc.                  Delaware
BFI Energy Systems of Niagara, Inc.                    Delaware
BFI Energy Systems of Niagara II, Inc.                 Delaware
BFI Energy Systems of Plymouth, Inc.                   Delaware
BFI Energy Systems of SEMASS, Inc.                     Delaware
BFI Energy Systems of Southeastern Connecticut, Inc.   Delaware
BFI International, Inc.                                Delaware
BFI Ref-Fuel, Inc.                                     Delaware
BFI Services Group, Inc.                               California
BFI Trans River (GP), Inc.                             Delaware
BFI Trans River (LP), Inc.                             Delaware
BFI Transfer Systems of New Jersey, Inc.               New Jersey
BFI Waste Systems of New Jersey, Inc.                  New Jersey
BFI Waste Systems of North America, Inc.               Delaware
Bio-Med of Oregon, Inc.                                Oregon
Borrego Landfill, Inc.                                 California
Brickyard Disposal & Recycling, Inc.                   Illinois
Browning-Ferris Financial Services, Inc.               Delaware
Browning-Ferris, Inc.                                  Maryland

Name of Company                                        State of Incorporation
---------------                                        ----------------------
Browning-Ferris Industries Asia Pacific, Inc.          Delaware
Browning-Ferris Industries Chemical Services, Inc.     Nevada
Browning-Ferris Industries Europe, Inc.                Delaware
Browning-Ferris Industries, Inc. *                     Delaware
Browning-Ferris Industries, Inc.                       Massachusetts
Browning-Ferris Industries of California, Inc.         California
Browning-Ferris Industries of Florida, Inc.            Delaware
Browning-Ferris Industries of Illinois, Inc.           Delaware
Browning-Ferris Industries of New Jersey, Inc.         New Jersey
Browning-Ferris Industries of New York, Inc.           New York
Browning-Ferris Industries of Ohio, Inc.               Delaware
Browning-Ferris Industries of Tennessee, Inc.          Tennessee
Browning-Ferris Services, Inc.                         Delaware
Bunting Trash Service, Inc.                            Colorado
Capitol Recycling and Disposal, Inc.                   Oregon
C.C. Boyce & Sons, Inc.                                New York
CC Landfill, Inc.                                      Delaware
CCAI, Inc.                                             Washington
CDF Consolidated Corporation                           Illinois
CECOS International, Inc.                              New York
Celina Landfill, Inc.                                  Ohio
Central Sanitary Landfill, Inc.                        Michigan
Chambers Development of North Carolina, Inc.           North Carolina
Champion Recycling, Inc.                               New York
Charter Evaporation Resource Recovery Systems          California
Cherokee Run Landfill, Inc.                            Ohio
Chestnut Equipment Leasing Corp.                       New York
Citizens Disposal, Inc.                                Michigan
City-Star Services, Inc.                               Michigan
City Garbage, Inc.                                     Texas
Clarkston Disposal, Inc.                               Michigan
Cocopah Landfill, Inc.                                 Delaware
Consolidated Processing, Inc.                          Illinois
Containerized, Inc. of Texas                           Texas
Copper Mountain Landfill, Inc.                         Delaware
Corvallis Disposal Co.                                 Oregon
County Disposal, Inc.                                  Delaware
County Disposal (Ohio), Inc.                           Delaware
County Landfill, Inc.                                  Delaware
D&D Garage Services, Inc.                              Illinois
Dallas Disposal Co.                                    Oregon
Delta Container Corporation                            California
Delta Dade Recycling Corp.                             Florida

Name of Company                                        State of Incorporation
---------------                                        ----------------------
Delta Paper Stock Co.                                  California
Delta Recycling Corp.                                  Florida
Delta Resources Corp.                                  Florida
Delta Site Development Corp.                           Florida
Delta Tall Pines Corp.                                 Florida
Delta Transfer Corp.                                   Florida
Delta Waste Corp.                                      Florida
Dempsey Waste Systems II, Inc.                         Ohio
Denver RL North, Inc.                                  Colorado
Dinverno, Inc.                                         Michigan
Dowling Industries, Inc.                               New York
Eagle Industries Leasing, Inc.                         Michigan
DTC Management, Inc.                                   Indiana
ECDC Environmental of Humbolt County, Inc.             Delaware
ECDC Holdings, Inc.                                    Delaware
Elder Creek Transfer & Recovery, Inc.                  California
Environmental Development Corp.                        Delaware
Environmental Reclamation Company                      Illinois
Environtech, Inc.                                      Delaware
EOS Environmental, Inc.                                Texas
Evergreen Scavenger Service, Inc.                      Delaware
F.P. McNamara Rubbish Removal, Inc.                    Massachusetts
Forward, Inc.                                          California
Fred Barbara Trucking Co., Inc.                        Illinois
G. Van Dyken Disposal Inc.                             Michigan
Garofalo Brothers, Inc.                                New Jersey
Garofalo Recycling and Transfer Station Co., Inc.      New Jersey
GEK, Inc.                                              Alabama
General Refuse Rolloff Corp.                           Delaware
Georgia Recycling Services, Inc.                       Delaware
Giordano Recycling Corp.                               New Jersey
Golden Waste Disposal, Inc.                            Georgia
Grants Pass Sanitation, Inc.                           Oregon
Great Lakes Disposal Services, Inc.                    Delaware
Gulfcoast Waste Service, Inc.                          Florida
Harland's Sanitary Landfill, Inc.                      Michigan
Hollister Landfill, Inc.                               California
Illinois Landfill, Inc.                                Illinois
Illinois Recycling Services, Inc.                      Illinois
Imperial Landfill, Inc.                                California
Independent Trucking Company                           California
Ingrum Waste Disposal, Inc.                            Illinois
International Disposal Corp. of California             California

Name of Company                                        State of Incorporation
---------------                                        ----------------------
Jetter Disposal, Inc.                                  Iowa
Joe Di Rese & Sons, Inc.                               New Jersey
Jones Road Landfill and Recycling, Ltd.                Florida
Kankeekee RDF Landfill, Inc.                           Delaware
Keller Canyon Landfill Company                         California
Keller Drop Box, Inc.                                  Oregon
La Caada Disposal Company, Inc.                        California
Lake Norman Landfill, Inc.                             North Carolina
Lathrop Sunrise Sanitation Corporation                 California
Lee County Landfill, Inc.                              Illinois
Liberty Waste Holdings, Inc.                           Delaware
Loop Recycling, Inc.                                   Illinois
Loop Transfer, Incorporated                            Illinois
Louis Pinto & Son, Inc., Sanitation Contractors        New Jersey
Macomb Landfill, Inc.                                  Delaware
Mamaroneck Truck Repair, Inc.                          New York
Manumit of Florida, Inc.                               Florida
McInnis Waste Systems, Inc.                            Oregon
Medical Disposal Services, Inc.                        Illinois
Mesa Disposal, Inc.                                    Arizona
Mississippi Waste Paper Company                        Mississippi
MJS Associates, Inc.                                   Washington
Mountain Home Disposal, Inc.                           Delaware
NationsWaste Catawba Regional Landfill, Inc.           South Carolina
NationsWaste, Inc.                                     Delaware
Ncorp, Inc.                                            Delaware
New Morgan Landfill Company, Inc.                      Pennsylvania
Newco Waste Systems of New Jersey, Inc.                New Jersey
Noble Road Landfill, Inc.                              Ohio
Northwest Waste Industries, Inc.                       Washington
Oakland Heights Development, Inc.                      Michigan
Omaha Hauling Company, Inc.                            Delaware
Organized Sanitary Collectors and Recyclers, Inc.      Nebraska
Oscar's Collection System of Fremont, Inc.             Nebraska
Otay Landfill, Inc.                                    California
Ottawa County Landfill, Inc.                           Delaware
Palomar Transfer Station, Inc.                         California
Paper Fibers, Inc.                                     Washington
Paper Recycling Systems, Inc.                          New York
Peltier Real Estate Company                            Oregon
Pinal County Landfill Corp.                            Arizona
Pittsburg County Landfill, Inc.                        Oklahoma
Portable Storage, Inc.                                 Oregon

Name of Company                                        State of Incorporation
---------------                                        ----------------------
Preble County Landfill, Inc.                           Ohio
Price & Sons Recycling Company                         Georgia
Prime Carting, Inc.                                    New York
PSI Waste Systems, Inc.                                Idaho
R. 18, Inc.                                            Illinois
Rabanco Connections International, Inc.                Washington
Rabanco Intermodal/B.C., Inc.                          Washington
Rabanco, Ltd.                                          Washington
Rabanco Recycling, Inc.                                Washington
Rabanco Regional Landfill Company                      Washington
Ramona Landfill, Inc.                                  California
RCS, Inc.                                              Illinois
R.C. Miller Enterprises, Inc.                          Ohio
R.C. Miller Refuse Service, Inc.                       Ohio
Recycling Associates Inc.                              New York
Recycling Industries Corp.                             New York
Resource Recovery, Inc.                                Kansas
Risk Services, Inc.                                    Delaware
Ross Bros. Waste & Recycling Co.                       Ohio
Rossman Sanitary Service, Inc.                         Oregon
Royal Holdings, Inc.                                   Michigan
Roxana Landfill, Inc.                                  Illinois
S&L Inc.                                               Washington
S&S Recycling, Inc.                                    Georgia
Saline County Landfill, Inc.                           Illinois
San Marcos NCRRF, Inc.                                 California
Sangamon Valley Landfill, Inc.                         Delaware
Sanitary Disposal Service, Inc.                        Michigan
Sauk Trail Development, Inc.                           Michigan
Seattle Disposal Company, Inc.                         Washington
Selas Enterprises LTD.                                 New York
Shred-All Recycling Systems, Inc.                      Illinois
Source Recycling, Inc.                                 Oregon
Southwest Regional Landfill, Inc.                      Missouri
Southwest Waste Inc.                                   Missouri
SSWI, Inc.                                             Washington
Standard Disposal Services, Inc.                       Michigan
Standard Environmental Services, Inc.                  Michigan
Standard Waste, Inc.                                   Delaware
Star Services Group, Inc.                              Florida
Streator Area Landfill, Inc.                           Illinois
Suburban Carting Corp.                                 New York
Suburban Transfer, Inc.                                Illinois

Name of Company                                        State of Incorporation
---------------                                        ----------------------
Suburban Warehouse, Inc.                               Illinois
Summit Waste Systems, Inc.                             Arizona
Sunrise Sanitation Service, Inc.                       California
Sunset Disposal, Inc.                                  Kansas
Sunset Disposal Service Inc.                           California
Super Services Waste Management, Inc.                  Arizona
Sycamore Landfill, Inc.                                California
Tate's Transfer Systems, Inc.                          Missouri
Taylor Ridge Landfill, Inc.                            Delaware
Tennessee Union County Landfill, Inc.                  Delaware
The Ecology Group, Inc.                                Ohio
Tom Luciano's Disposal Service, Inc.                   New Jersey
Total Solid Waste Recyclers, Inc.                      New Jersey
Tricil (N.Y.), Inc.                                    New York
Tri-State Recycling Services, Inc.                     Illinois
Tri-State Refuse Corporation                           Arizona
Trottown Transfer, Inc.                                New York
United Disposal Service, Inc.                          Oregon
United Waste Control Corp.                             Washington
Upper Rock Island County Landfill, Inc.                Illinois
USA Waste of Illinois, Inc.                            Illinois
Valley Landfills, Inc.                                 Oregon
VHG, Inc.                                              Minnesota
Vining Disposal Service, Inc.                          Massachusetts
Warner Hill Development Company                        Delaware
Waste Associates, Inc.                                 Washington
Waste Control Systems, Inc.                            Oregon
Wastehaul, Inc.                                        Indiana
Waste Services of New York, Inc.                       New York
Wayne County Landfill IL, Inc.                         Delaware
WDTR, Inc.                                             Oregon
WJR Environmental, Inc.                                Washington
Willamette Resources, Inc.                             Oregon
Williams County Landfill, Inc.                         Ohio
Woodlake Sanitary Service, Inc.                        Minnesota

                          LIMITED LIABILITY COMPANIES

Name of Company                                        State of Formation
---------------                                        ------------------
Allied Gas Recovery Systems, L.L.C.                    Delaware
Allied Services, LLC                                   Delaware
Allied Transfer Systems of New Jersey, LLC             New Jersey
Allied Waste of New Jersey-New York, LLC               Delaware
Allied Waste Sycamore Landfill, LLC                    Delaware
Allied Waste Systems of New Jersey, LLC                New Jersey
Anderson Regional Landfill, LLC                        Delaware
Anson County Landfill NC, LLC                          Delaware
AWIN Leasing II, LLC                                   Ohio
BFI Transfer Systems of Alabama, LLC                   Delaware
BFI Transfer Systems of DC, LLC                        Delaware
BFI Transfer Systems of Georgia, LLC                   Delaware
BFI Transfer Systems of Maryland, LLC                  Delaware
BFI Transfer Systems of Massachusetts, LLC             Massachusetts
BFI Transfer Systems of Mississippi, LLC               Delaware
BFI Transfer Systems of Pennsylvania, LLC              Pennsylvania
BFI Transfer Systems of Virginia, LLC                  Delaware
BFI Waste Services, LLC                                Delaware
BFI Waste Services of Massachusetts, LLC               Massachusetts
BFI Waste Services of Pennsylvania, LLC                Pennsylvania
BFI Waste Services of Tennessee, LLC                   Delaware
BFI Waste Systems of Alabama, LLC                      Delaware
BFI Waste Systems of Arkansas, LLC                     Delaware
BFI Waste Systems of Georgia, LLC                      Delaware
BFI Waste Systems of Kentucky, LLC                     Delaware
BFI Waste Systems of Louisiana, LLC                    Delaware
BFI Waste Systems of Massachusetts, LLC                Massachusetts
BFI Waste Systems of Mississippi, LLC                  Delaware
BFI Waste Systems of Missouri, LLC                     Delaware
BFI Waste Systems of North Carolina, LLC               Delaware
BFI Waste Systems of Oklahoma, LLC                     Oklahoma
BFI Waste Systems of Pennsylvania, LLC                 Pennsylvania
BFI Waste Systems of South Carolina, LLC               Delaware
BFI Waste Systems of Tennessee, LLC                    Delaware
BFI Waste Systems of Virginia, LLC                     Delaware
Bridgeton Landfill, LLC                                Delaware
Brundidge Landfill, LLC                                Delaware
Brunswick Waste Management Facility, LLC               Delaware
Butler County Landfill, LLC                            Delaware
Chilton Landfill, LLC                                  Delaware
Courtney Ridge Landfill, LLC                           Delaware

Name of Company                                        State of Formation
---------------                                        ------------------
D & L Disposal L.L.C.                                  Delaware
E Leasing Company, LLC                                 Delaware
ECDC Environmental, L.C.                               Utah
ECDC Logistics, LLC                                    Delaware
Ellis Scott Landfill MO, LLC                           Delaware
Envotech-Illinois, L.L.C.                              Delaware
Evergreen Scavenger Service, L.L.C.                    Delaware
Flint Hill Road, LLC                                   South Carolina
Forest View Landfill, LLC                              Delaware
Frontier Waste Services (Colorado), LLC                Colorado
Frontier Waste Services (Utah), LLC                    Utah
Frontier Waste Services of Louisiana L.L.C             Louisiana
Gateway Landfill, LLC                                  Georgia
General Refuse Service of Ohio, LLC                    Ohio
Great Plains Landfill OK, LLC                          Delaware
Greenridge Reclamation, LLC                            Pennsylvania
Greenridge Waste Services, LLC                         Pennsylvania
Jackson County Landfill, LLC                           Mississippi
H Leasing Company, LLC                                 Delaware
Jefferson City Landfill, LLC                           Delaware
Lee County Landfill SC, LLC                            Delaware
Lemons Landfill, LLC                                   Delaware
Liberty Waste Services Limited, L.L.C.                 Delaware
Liberty Waste Services of Illinois, L.L.C.             Illinois
Liberty Waste Services of McCook, L.L.C.               Delaware
Local Sanitation of Rowan County, L.L.C.               Delaware
Metro Enviro Transfer, LLC                             Delaware
New York Waste Services, LLC                           Delaware
N Leasing Company, LLC                                 Delaware
Northeast Landfill, LLC                                Delaware
Oklahoma City Landfill, LLC                            Oklahoma
Packerton Land Company, L.L.C.                         Delaware
Pinecrest Landfill OK, LLC                             Delaware
Polk County Landfill, LLC                              Delaware
S Leasing Company, LLC                                 Delaware
Sand Valley Holdings, L.L.C.                           Delaware
Show-Me Landfill, LLC                                  Delaware
Southeast Landfill, LLC                                Delaware
Total Roll-Offs, L.L.C.                                Texas
Webster Parish Landfill, L.L.C.                        Delaware
Willow Ridge Landfill, LLC                             Delaware

                                  PARTNERSHIPS

Name of Company                                        Sate of Formation
---------------                                        -----------------
Abilene Landfill TX, LP                                Delaware
BFI Energy Systems of Southeastern Connecticut, L.P.   Delaware
BFI Transfer Systems of Texas, LP                      Delaware
BFI Waste Services of Indiana, LP                      Delaware
BFI Waste Services of Texas, LP                        Delaware
BFI Waste Systems of Indiana, LP                       Delaware
BFI Waste Systems of Texas, LP                         Delaware
Blue Ridge Landfill General Partnership                Kentucky
Brenham Total Roll-Offs, LP                            Delaware
Camelot Landfill TX, LP                                Delaware
County Line Landfill Partnership                       Indiana
Crow Landfill TX L.P.                                  Delaware
Ellis County Landfill TX, L.P.                         Delaware
Fort Worth Landfill TX, LP                             Delaware
Frontier Waste Services, L.P.                          Texas
Galveston County Landfill TX, LP                       Delaware
Golden Triangle Landfill TX, LP                        Delaware
Green Valley Landfill General Partnership              Kentucky
Greenwood Landfill TX, LP                              Delaware
Gulf West Landfill TX, LP                              Delaware
Houston Towers TX, LP                                  Delaware
Illiana Disposal Partnership                           Indiana
Itasca Landfill TX, LP                                 Delaware
Kerrville Landfill TX, LP                              Delaware
Key Waste Indiana Partnership                          Indiana
Lake County C & D Development Partnership              Indiana
Lewisville Landfill TX, LP                             Delaware
Mars Road TX, LP                                       Delaware
McCarty Road Landfill TX, LP                           Delaware
Mesquite Landfill TX, LP                               Delaware
Mexia Landfill TX, LP                                  Delaware
Moorhead Landfill General Partnership                  Kentucky
Newton County Landfill Partnership                     Indiana
Panama Road Landfill TX, L.P.                          Delaware
Paper Fibres Company                                   Washington
Pinehill Landfill TX, LP                               Delaware
Pleasant Oaks Landfill TX, LP                          Delaware
Rabanco Companies                                      Washington
Recycle Seattle II                                     Washington
Regional Disposal Company                              Washington
Rio Grande Valley Landfill TX, LP                      Delaware

Name of Company                                        Sate of Formation
---------------                                        -----------------
Royal Oaks Landfill TX, LP                             Delaware
Southwest Landfill TX, LP                              Delaware
Springfield Environmental General Partnership          Indiana
Turkey Creek Landfill TX, LP                           Delaware
U.S. Disposal II                                       Washington
Victoria Landfill TX, LP                               Delaware
Whispering Pines Landfill TX, LP                       Delaware

                                   SCHEDULE B

                                  Underwriters

Underwriter                                            Principal Amount of Notes
-----------                                            -------------------------
J.P. MORGAN SECURITIES INC.                                 $135,000,000
CREDIT SUISSE FIRST BOSTON LLC                              $ 79,029,000
DEUTSCHE BANK SECURITIES, INC.                              $ 76,178,000
BANC ONE CAPITAL MARKETS, INC.                              $ 45,150,000
FLEET SECURITIES, INC.                                      $ 42,857,000
WACHOVIA SECURITIES, INC.                                   $ 21,428,000
BNP PARIBAS SECURITIES CORP.                                $ 16,786,000
CREDIT LYONNAIS SECURITIES (USA) INC.                       $ 16,786,000
SCOTIA CAPITAL (USA) INC.                                   $ 16,786,000
Total................................................       $450,000,000

                                   SCHEDULE C

                                  Subsidiaries

                       "*" Indicates Equity Interest Only

3003304 Nova Scotia Company
572060 B.C. Ltd.
AAWI, Inc.
Abilene Landfill TX, LP
Action Disposal, Inc.
Adrian Landfill, Inc.
ADS of Illinois, Inc.
ADS, Inc.
Agri-tech, Inc. of Oregon
Alabama Recycling Services, Inc.
Alaska Street Associates, Inc.
Albany-Lebanon Sanitation, Inc.
Allied Acquisition Pennsylvania, Inc.
Allied Acquisition Two, Inc.
Allied Enviro Engineering, Inc. (TX corp.)
Allied Enviroengineering, Inc. (DE corp.)
Allied Gas Recovery Systems, L.L.C.
Allied Nova Scotia, Inc.
Allied Services, LLC
Allied Transfer Systems of New Jersey, LLC
Allied Waste Alabama, Inc.
Allied Waste Company, Inc.
Allied Waste Hauling of Georgia, Inc.
Allied Waste Holdings (Canada) Ltd.
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (New Mexico), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Industries of Georgia, Inc.
Allied Waste Industries of Illinois, Inc.
Allied Waste Industries of Northwest Indiana, Inc.
Allied Waste Industries of Tennessee, Inc.
Allied Waste Landfill Holdings, Inc.
Allied Waste North America, Inc.
Allied Waste of California, Inc.
Allied Waste of Long Island, Inc.
Allied Waste of New Jersey, Inc.
Allied Waste of New Jersey-New York, LLC
Allied Waste Rural Sanitation, Inc.
Allied Waste Services, Inc. (TX corp.)

Allied Waste Sycamore Landfill, LLC
Allied Waste Systems (Texas) Inc.
Allied Waste Systems Holdings, Inc.
Allied Waste Systems of New Jersey, LLC
Allied Waste Systems, Inc. (DE corp.)
Allied Waste Transportation, Inc.
American Disposal Services of Illinois, Inc.
American Disposal Services of Kansas, Inc.
American Disposal Services of Missouri, Inc.
American Disposal Services of New Jersey, Inc.
American Disposal Services of West Virginia, Inc.
American Disposal Services, Inc.
American Disposal Transfer Services of Illinois, Inc.
American Materials Recycling Corp.
American Sanitation, Inc.
American Transfer Company, Inc.
Anderson Regional Landfill, LLC
Anson County Landfill NC, LLC
Apache Junction Landfill Corporation
Arbor Hills Holdings L.L.C.*
Area Disposal Inc.
Atlantic Waste Holding Company, Inc.
Attwoods Holdings GmbH
Attwoods of North America, Inc.
Attwoods Umweltschutz GmbH
Automated Modular Systems, Inc.
Autoshred, Inc.
AWIN Leasing Company, Inc.
AWIN Leasing II, LLC
AWIN Management, Inc.
Belleville Landfill, Inc.
BFGSI Series 1997-A Trust*
BFGSI, LLC*
BFI Argentina, S.A.
BFI Atlantic GmbH
BFI Atlantic, Inc.
BFI Energie Inc.
BFI Energy Systems of Albany, Inc.
BFI Energy Systems of Boston, Inc.

BFI Energy Systems of Delaware County, Inc.
BFI Energy Systems of Essex County, Inc.
BFI Energy Systems of Hempstead, Inc.
BFI Energy Systems of Niagara II, Inc.
BFI Energy Systems of Niagara, Inc.
BFI Energy Systems of Plymouth, Inc.
BFI Energy Systems of SEMASS, Inc.
BFI Energy Systems of Southeastern Connecticut, Inc.
BFI Energy Systems of Southeastern Connecticut, L.P.
BFI International, Inc.
BFI of Ponce, Inc.
BFI Ref-Fuel, Inc.
BFI Services Group, Inc.
BFI Trans River (GP), Inc.
BFI Trans River (LP), Inc.
BFI Transfer Systems of Alabama, LLC
BFI Transfer Systems of DC, LLC
BFI Transfer Systems of Georgia, LLC
BFI Transfer Systems of Maryland, LLC
BFI Transfer Systems of Massachusetts, LLC
BFI Transfer Systems of Mississippi, LLC
BFI Transfer Systems of New Jersey, Inc.
BFI Transfer Systems of Pennsylvania, LLC
BFI Transfer Systems of Texas, LP
BFI Transfer Systems of Virginia, LLC
BFI Waste Services of Indiana, LP
BFI Waste Services of Massachusetts, LLC
BFI Waste Services of Pennsylvania, LLC
BFI Waste Services of Tennessee, LLC
BFI Waste Services of Texas, LP
BFI Waste Services, LLC
BFI Waste Systems of Alabama, LLC
BFI Waste Systems of Arkansas, LLC
BFI Waste Systems of Georgia, LLC
BFI Waste Systems of Indiana, LP
BFI Waste Systems of Kentucky, LLC
BFI Waste Systems of Louisiana, LLC
BFI Waste Systems of Massachusetts, LLC
BFI Waste Systems of Mississippi, LLC

BFI Waste Systems of Missouri, LLC
BFI Waste Systems of New Jersey, Inc.
BFI Waste Systems of North America, Inc.
BFI Waste Systems of North Carolina, LLC
BFI Waste Systems of Oklahoma, LLC
BFI Waste Systems of Pennsylvania, LLC
BFI Waste Systems of South Carolina, LLC
BFI Waste Systems of Tennessee, LLC
BFI Waste Systems of Texas, LP
BFI Waste Systems of Virginia, LLC
Bio-Med of Oregon, Inc.
Blue Ridge Landfill General Partnership
Borrego Landfill, Inc.
Brenham Total Roll-Offs, LP
Brickyard Disposal & Recycling, Inc.
Bridgeton Landfill, LLC
Browning-Ferris Financial Services, Inc.
Browning-Ferris Industries Argentina, S.A.
Browning-Ferris Industries Asia Pacific, Inc.
Browning-Ferris Industries Chemical Services, Inc.
Browning-Ferris Industries de Mexico, S.A. de C.V.
Browning-Ferris Industries Europe, Inc.
Browning-Ferris Industries Ltd.
Browning-Ferris Industries of California, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Industries of Puerto Rico, Inc.
Browning-Ferris Industries of Tennessee, Inc.
Browning-Ferris Industries, Inc. (DE)
Browning-Ferris Industries, Inc. (MA)
Browning-Ferris Services, Inc.
Browning-Ferris, Inc.
Brundidge Landfill, LLC
Brunswick Waste Management Facility, LLC
Bunting Trash Service, Inc.
Butler County Landfill, LLC

C.C. Boyce & Sons, Inc.
Camelot Landfill TX, LP
Capitol Recycling and Disposal, Inc.
CC Landfill, Inc.
CCAI, Inc.
CDF Consolidated Corporation
CECOS International, Inc.
Celina Landfill, Inc.
Central Sanitary Landfill, Inc.
Chambers Development of North Carolina, Inc.
Champion Recycling, Inc.
Charter Evaporation Resource Recovery Systems
Cherokee Run Landfill, Inc.
Chestnut Equipment Leasing Corp.
Chilton Landfill, LLC
Citizens Disposal, Inc.
City Garbage, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Cocopah Landfill, Inc.
Commercial Reassurance Limited
Congress Development Co.*
Consolidated Processing, Inc.
Containerized, Inc. of Texas
Copper Mountain Landfill, Inc.
Corvallis Disposal Co.
County Disposal (Ohio), Inc.
County Disposal, Inc.
County Landfill, Inc.
County Line Landfill Partnership
Courtney Ridge Landfill, LLC
Crow Landfill TX L.P.
D & D Garage Services, Inc.
D & L Disposal L.L.C.
Dallas Disposal Co.
Delta Container Corporation
Delta Dade Recycling Corp.
Delta Paper Stock, Co.
Delta Recycling Corp.

Delta Resources Corp.
Delta Site Development Corp.
Delta Tall Pines Corp.
Delta Transfer Corp.
Delta Waste Corp.
Dempsey Waste Systems II, Inc.
Denver RL North, Inc.
Dinverno, Inc.
Dowling Industries, Inc.
DTC Management, Inc.
E Leasing Company, LLC
Eagle Industries Leasing, Inc.
Eastern Disposal, Inc.
ECDC Environmental of Humbolt County, Inc.
ECDC Environmental, L.C.
ECDC Holdings, Inc.
ECDC Logistics, LLC
Ecosort, L.L.C.*
Elder Creek Transfer & Recovery, Inc.
Ellis County Landfill TX, L.P.
Ellis Scott Landfill MO, LLC
Environmental Development Corp. (DE)
Environmental Development Corp. (P.R.)
Environmental Reclamation Company
Environtech, Inc.
Envotech-Illinois, L.L.C.
EOS Environmental, Inc.
Evergreen Scavenger Service, Inc.
Evergreen Scavenger Service, L.L.C.
F. P. McNamara Rubbish Removal, Inc.
Flint Hill Road, LLC
Foothills Sanitary Landfill, Inc.*
Forest View Landfill, LLC
Fort Worth Landfill TX, LP
Forward, Inc.
Fred Barbara Trucking Co., Inc.
Frontier Waste Services (Colorado), LLC
Frontier Waste Services (Utah), LLC
Frontier Waste Services of Louisiana, L.L.C.

Frontier Waste Services, L.P.
G. Van Dyken Disposal Inc.
Galveston County Landfill TX, LP
Garofalo Brothers, Inc.
Garofalo Recycling and Transfer Station Co., Inc.
Gateway Landfill, LLC
GEK, Inc.
General Refuse Rolloff Corp.
General Refuse Service of Ohio, LLC
Georgia Recycling Services, Inc.
Giordano Recycling Corp.
Global Indemnity Assurance Company
Golden Triangle Landfill TX, LP
Golden Waste Disposal, Inc.
Grants Pass Sanitation, Inc.
Great Lakes Disposal Services, Inc.
Great Plains Landfill OK, LLC
Green Valley Landfill General Partnership
Greenridge Reclamation, LLC
Greenridge Waste Services, LLC
Greenwood Landfill TX, LP
Gulf West Landfill TX, LP
Gulfcoast Waste Service, Inc.
H Leasing Company, LLC
Harland's Sanitary Landfill, Inc.
Hollister Landfill, Inc.
Houston Towers TX, LP
Illiana Disposal Partnership
Illinois Landfill, Inc.
Illinois Recycling Services, Inc.
Imperial Landfill, Inc.
Independent Trucking Company
Ingrum Waste Disposal, Inc.
International Disposal Corp. of California
Itasca Landfill TX, LP
Jackson County Landfill, LLC
Jefferson City Landfill, LLC
Jetter Disposal, Inc.
Joe Di Rese & Sons, Inc.

Jones Road Landfill and Recycling, Ltd.
Kankeekee RDF Landfill, Inc.
Keller Canyon Landfill Company
Keller Drop Box, Inc.
Kent-Meridian Disposal Company*
Kerrville Landfill TX, LP
Key Waste Indiana Partnership
La Caada Disposal Company, Inc.
Lake County C & D Development Partnership
Lake Norman Landfill, Inc.
Lathrop Sunrise Sanitation Corporation
Lee County Landfill SC, LLC
Lee County Landfill, Inc.
Lemons Landfill, LLC
Lewisville Landfill TX, LP
Liberty Waste Holdings, Inc.
Liberty Waste Services Limited , L.L.C.
Liberty Waste Services of Illinois, L.L.C.
Liberty Waste Services of McCook, L.L.C.
Local Sanitation of Rowan County, L.L.C.
Loop Recycling, Inc.
Loop Transfer, Incorporated
Louis Pinto & Son, Inc., Sanitation Contractors
Macomb Landfill, Inc.
Mamaroneck Truck Repair, Inc.
Manumit of Florida, Inc.
Marion Resource Recovery, LLC*
Mars Road TX, LP
McCarty Road Landfill TX, LP
McInnis Waste Systems, Inc.
Medical Disposal Services, Inc.
Mesa Disposal, Inc.
Mesquite Landfill TX, LP
Metro Enviro Transfer, LLC
Mexia Landfill TX, LP
Minneapolis Refuse, Inc.*
Mirror Nova Scotia Limited
Mississippi Waste Paper Company
MJS Associates, Inc.

Moorhead Landfill General Partnership
Mountain Home Disposal, Inc.
N Leasing Company, LLC
NationsWaste Catawba Regional Landfill, Inc.
NationsWaste, Inc.
Ncorp, Inc.
New Morgan Landfill Company, Inc.
New York Waste Services, LLC
Newco Waste Systems of New Jersey, Inc.
Newton County Landfill Partnership
Noble Road Landfill, Inc.
Northeast Landfill, LLC
Northwest Waste Industries, Inc.
Oakland Heights Development, Inc.
Oklahoma City Landfill, LLC
Omaha Hauling Company, Inc.
Omega Holdings GmbH
Organized Sanitary Collectors and Recyclers, Inc.
Oscar's Collection System of Fremont, Inc.
Otay Landfill, Inc.
Ottawa County Landfill, Inc.
Packerton Land Company, LLC
Palomar Transfer Station, Inc.
Panama Road Landfill, TX, L.P.
Paper Fibers, Inc.
Paper Fibres Company
Paper Recycling Systems, Inc.
Peltier Real Estate Company
Pinal County Landfill Corp.
Pine Bend Holdings L.L.C.*
Pinecrest Landfill OK, LLC
Pinehill Landfill TX, LP
Pittsburg County Landfill, Inc.
Pleasant Oaks Landfill TX, LP
Polk County Landfill, LLC
Portable Storage, Inc.
Preble County Landfill, Inc.
Price & Sons Recycling Company
Prime Carting, Inc.

PSI Waste Systems, Inc.
R. 18, Inc.
R.C. Miller Enterprises, Inc.
R.C. Miller Refuse Service, Inc.
Rabanco Companies
Rabanco Connections International, Inc.
Rabanco Intermodal/B.C., Inc.
Rabanco Recycling, Inc.
Rabanco Regional Landfill Company
Rabanco, Ltd.
Ramona Landfill, Inc.
RCS, Inc.
Recycle Seattle II
Recycling Associates Inc.
Recycling Industries Corp.
Ref-Fuel Canada Ltd.
Regional Disposal Company
Resource Recovery, Inc.
Rio Grande Valley Landfill TX, LP
Risk Services, Inc.
Roosevelt Associates*
Ross Bros. Waste & Recycling Co.
Rossman Sanitary Service, Inc.
Roxana Landfill, Inc.
Royal Holdings, Inc.
Royal Oaks Landfill TX, LP
S & L, Inc.
S & S Recycling, Inc
S Leasing Company, LLC
Saguaro National Insurance Company
Saline County Landfill, Inc.
San Marcos NCRRF, Inc.
Sand Valley Holdings, L.L.C.
Sangamon Valley Landfill, Inc.
Sanitary Disposal Service, Inc.
Sauk Trail Development, Inc.
Seattle Disposal Company, Inc.
Selas Enterprises LTD
Show-Me Landfill, LLC

Shred-All Recycling Systems, Inc.
SITA S.A.*
Source Recycling, Inc.
Southeast Landfill, LLC
Southwest Landfill TX, LP
Southwest Regional Landfill, Inc.
Southwest Waste, Inc.
Springfield Environmental General Partnership
SSWI, Inc.
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Standard Waste, Inc.
Star Services Group, Inc.
Streator Area Landfill, Inc.
Suburban Carting Corp.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Summit Waste Systems, Inc.
Sunrise Sanitation Service, Inc.
Sunset Disposal Service Inc. (CA corp.)
Sunset Disposal, Inc. (KS corp.)
Super Services Waste Management, Inc.
Sycamore Landfill, Inc.
Tate's Transfer Systems, Inc.
Taylor Ridge Landfill, Inc.
Tennessee Union County Landfill, Inc.
The Ecology Group, Inc.
Tom Luciano's Disposal Service, Inc.
Total Roll-Offs, LLC
Total Solid Waste Recyclers, Inc.
Tricil (N.Y.), Inc.
Tri-State Recycling Services, Inc.
Tri-State Refuse Corporation
Trottown Transfer, Inc.
Turkey Creek Landfill TX, LP
U.S. Disposal II
United Disposal Service, Inc.
United Waste Control Corp.
Upper Rock Island County Landfill, Inc.

USA Waste of Illinois, Inc.
Usine de Triage Lachenaie Inc.
Valley Landfills, Inc.
VHG, Inc.
Victoria Landfill TX, LP
Vining Disposal Service, Inc.
Warner Hill Development Company
Waste Associates, Inc.
Waste Control Systems, Inc.
Waste Services of New York, Inc.
Wastehaul, Inc.
Wayne County Landfill IL, Inc.
WDTR, Inc.
Webster Parish Landfill, L.L.C.
Whispering Pines Landfill TX, LP
Willamette Resources, Inc.
Williams County Landfill, Inc.
Willow Ridge Landfill, LLC
WJR Environmental, Inc.
Woodlake Sanitary Service, Inc.